UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2026

SURGEPAYS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd., Suite 104

Bartlett, TN 38133

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (901) 302-9587

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of June 16, 2026, SurgePays, Inc. (the “Company”) entered into a secured note purchase agreement with an investor (the “NPA”), pursuant to which the Company sold, and the investor purchased, a promissory note in the original principal amount of $500,000 (the “Note”).

The NPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The NPA grants the investor a junior security interest in all assets of the Company and appoints Belleau Wood Capital LP (“Belleau Wood Capital”) as the collateral agent with respect to the security interest. The Note matures 24 months following the issue date, accrues interest at 14.5% per annum, and quarterly repayments in an amount equal to 25% of the original Note principal ($125,000) must be made each quarter beginning on the 12-month anniversary of the Note. The Note is convertible as follows: (i) at $2.00 per share with respect to the first 20% due under the Note, (ii) at $4.00 per share with respect to the second 20% due under the Note, (iii) at $6.00 per share with respect to the third 20% due under the Note, (iv) at $8.00 per share with respect to the fourth 20% due under the Note, and (v) at $10.00 per share with respect to the final 20% due under the Note.

The NPA and Note constitute the most recent tranche of funding under a series of note financings led by Belleau Wood Capital beginning on or about January 12, 2026, with the form of each note purchase agreement and note in the series in substantially the same form as the NPA and Note. Aggregate funding received by the Company under the series (and the aggregate original principal amount for all notes in the series) following the issuance of the Note on June 16, 2026, is $2,650,000. The Company may receive additional funding under this series in the future.

The foregoing descriptions of the NPA and Note do not purport to be complete and are qualified in their entirety by reference to the form of the NPA and Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02. The Note was sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance of the note did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Secured Note Purchase Agreement *

10.2	Form of Secured Promissory Note *

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: June 22, 2026	By:	/s/ Kevin Brian Cox
	Name:	Kevin Brian Cox
	Title:	Chief Executive Officer